Exhibit 10
Material Contracts(c)














































					       PRIVILEGED AND CONFIDENTIAL
								    5588C
								 05/24/88



CHOCK FULL O' NUTS CORPORATION
SEVERANCE POLICY


	1.0     Intent

	It is the intent of Chock Full O' Nuts Corporation to provide severance benefits ("Severance Benefit Payments") for each of its Employees (as defined below whose employment with the
	Company (as defined below) is involuntarily   terminated
	other than on account of Cause, Disability, Sale of a Business (all as defined below) or the Employee's death.


	2.0     Scope

	This Policy shall apply without exception to all Employees who are described in Section 5.8 below.

	3.0     Contractual Right

	On the date of a Qualifying Termination (as defined below), each Employee described in Section 5.8 below shall have a fully vested, nonforfeitable contractual right, enforceable against the Company, to the benefits provided for under Section 7.0 of this Policy upon the conditions specified in Section 6.1 below. Such contractual right to receive such benefits if the conditions specified in
	Section 6.1 are fulfilled shall arise on the date on which the Qualifying Termination occurs.

4.0     Effective Date

	This Policy is effective May ___, 1988 (the "Effective Date").

5.0     Definitions

	For purposes of this Policy, the following definitions shall apply:










5.1     Base Pay:       "Base Pay" shall mean the Employee's base annual
	salary as of the date of his termination of employment or, if greater, as of the date on which a Change in Control occurs, divided by Fifty-Two (52).

5.2     Cause:          The Company shall have Cause to terminate an
	Employee only if   the Employee (a) intentionally failed to perform
	reasonably assigned duties, (b acted dishonestly or engaged in willful misconduct in the performance of his duties, (c) engaged in a transaction in connection with the performance of his duties to the Company for personal profit to himself or
	(d) willfully violated any law rule or regulation in connection with the performance of his duties (other than traffic violations or similar offenses).

5.3     Change in Control:      For purposes of this Policy, a Change in
	Control shall occur if following any event which constitutes

	(A) a tender or exchange offer for voting securities of the Company,

	(B) a proxy contest for the election of directors of the Company, or

	(C) a merger or consolidation or sale of all or substantially all of the business or assets of the Company,

the persons constituting the Board of Directors of the Company immediately prior to the initiation of such event cease to constitute majority of the Board of Directors of the Company upon the occurrence of such event or within two years after such event.

5.4     Class A Employee:       "Class A Employee" shall mean an Employee
	who, as of the Effective Date, has a base annual salary which is equal to or greater than $25,000.

5.5     Class B Employee:
	"Class B Employee" shall mean any employee who is not a Class A
	Employee.














- - -2-

	5.6     Company:        "Company" shall mean Chock Full O'Nut
	Corporation and any successor thereto, including, without limitation, any person (as such term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended), partnership(s) or corporation(s) acquiring directly or indirectly all or substantially all of the business or assets of Chock Full O'Nuts Corporation.

	5.7     Disability:     "Disability" shall mean physical or mental
	infirmity which impairs the Employee's ability to substantially perform his duties (as they existed immediately prior to the illness or injury) on a full-time basis for four (4) consecutive calendar months.

	5.8     Employee:       The term "Employee" shall mean an active
	employee of the Company (or any of its subsidiaries, including Greenwich Mills Company and its Subsidiaries), other than an active employee who, (i) is included in a unit of employees covered by a collective bargaining agreement; or (ii) at the time of his termination of employment, is covered under an individual employment or severance agreement (as distinguished from a plan or program which is applicable to groups of salaried employees generally) which provides for compensation and/or benefits upon termination of employment.

	5.9     Sale of a Business:     For purposes of this Policy a
	"Sale of a Business" shall be deemed to have occurred if the company has sold a subsidiary, division or other business unit in which the Employee was employed before such sale, and the Employee has been offered employment with the purchaser of such subsidiary, division or business unit on substantially the same terms and conditions under which he worked for the Company.




















- - -3-

	6.0     When Provisions Apply

		6.1 The benefits provided for under Section 7.0 of this Policy shall be provided to each Employee described in
		Section 5.8 above who incurs a Qualifying
		Termination. For the purposes of this Policy, a "Qualifying Termination" shall occur only if an Employee's employment with the Company is involuntary terminated other than for Cause, Disability, Sale of a Business or death.

		6.2 The fact that an Employee is eligible to immediately receive retirement benefits under the Chock Full O'Nuts Corporation Pension Plan the Greenwich Mills Company retirement plan or any other Company employee benefit plan, practice or policy shall not render him ineligible for the benefits under this Policy.

	7.0     Severance Benefit Payment

		7.1 Subject to Section 7.3, each Class A Employee entitled to benefits under this Policy shall receive the Severance Benefit Payment described below.

Complete                                  Severance Benefit Payment
Years of Service                          Upon Qualifying Termination

	   (i)  Prior to, or              *(ii)   Within Two Years
		More than Two             *       After Change in Control
		Years After,              *       Control
		a Change in               *
		Control                   *
					  *
(a) 1 -   2 times Base Pay                *       4 times Base Pay
    5     per Complete Year               *       per Complete Year
	  of Service                      *       of Service
					  *
(b) 6 -   10 times Base Pay               *      20 times Base Pay,
    10    plus 3 times Base               *       plus 6 times Base
	  Pay per Complete                *       Pay per Complete
	  Year of Service in              *       Year of Service in
	  excess of 5                     *       excess of 5
					  *
(c) More  25 times Base Pay,              *       50 times Base Pay,
than 10   plus 4 times Base               *       plus 8 times Base
	  Pay per Complete                *       Pay per Complete
	  Year of Service in              *       Year of Service in
	  excess of 10                    *       excess of 10


	-4-


		7.2 Subject to Section 7.3, each Class B Employee entitled to benefits under this Policy shall receive the Severance Benefit Payment described below.

Complete                                          Severance Benefit Payment
Years of Service                                   Upon Qualifying Termination

		 (i)     Prior to, or              *(ii) Within Two Years
			 More Than Two             *     After Change in
			 Years After,              *     Control
						   *
(a) 1 -            1.33 times Base Pay             *     2.67 times Base Pay
     5             per Complete Year               *     per Complete Year
		   of Service                      *     of Service
						   *
(b) 6 - 10         6.67 times Base                 *     13.33 times Base
		   Pay, plus 2 times               *     Pay, plus 4 times
		   Base Pay per Complete           *     Base Pay per Complete
		   Year of Service in              *     Year of Service in
		   excess of 5                     *     excess of 10
						   *
(c) More           16.67 times Base                *     33.33 times Base
than 10            Pay, plus 2.67                  *       Pay, plus 5.33
		   times Base Pay per              *       times Base Pay per
		   Complete Year of                *       Complete Year of
		   Service in excess               *       Service in excess
		   of 10                           *       of 10

		7.3 In no event shall the Severance Benefit Payment paid to an Employee in connection with a Qualifying Termination that occurs prior to a Change in Control or more than two years after a Change in Control exceed fifty-two (52) times his Base Pay. In addition, in no event shall the Severance Benefit Payment paid to an Employee in connection with a Qualifying Termination that occurs within two years after a Change in Control exceed One Hundred Four (104) times his Base Pay.











- - -5-



		7.4 An Employee shall be credited with a number of weeks of service equal to the number of weeks of Base Pay he receives or is entitled to receive as a Severance Benefit Payment for the purpose of determining eligibility, vesting and accrual service under all employee benefit plans of the Company, including, but not limited to, group health and life insurance, long-term disability, the Chock Full o'Nuts Corporation Pension Plan, and the Greenwich Mills Company retirement plan.

		7.5     The Severance Benefit Payments described in Sections
		7.1 and 7.2 above shall be payable in addition to, and not in lieu of, all other accrued, vested, earned, or deferred compensation rights, options, or other benefits which may be payable or owed to an Employee following termination of employment under any plan, including but not limited to accrued vacation or sick pay, compensation or benefits payable under any employee benefit plans, practices or policies of the Company (or any of its subsidiaries, including Greenwich Mills Company and its Subsidiaries).

		7.6 All Severance Benefit Payments provided for in Sections 7.1 and 7.2 above shall be paid within twenty-five
		(25) days after the Employee's Qualifying Termination and, subject to applicable withholding requirements, shall be paid in a lump sum.

		7.7 Severance Benefit Payments shall not be offset or reduced by any unemployment insurance benefit or income from subsequent employment that the Employee may receive. An Employee who is entitled to benefits under this Policy shall not be required to accept or to seek other employment as a condition of receiving such benefits.

		7.8 If an employee who is entitled to benefits under this Policy dies before receiving the Severance Benefit Payment, such Payment shall be made to the Employee's surviving spouse, or, if applicable, to the Employee's estate.












- - -6-


		8.0     Successor to Company

			This Policy shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Policy if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Policy, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's to assume and agree to perform the Company's obligations under this Policy, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

		9.0 Amendment and Termination on or After a Change in Control

			Prior to the occurrence of a Change in Control, this Policy may be amended in any respect whatsoever or terminated by the Board.

			If a Change in Control occurs, the Policy may not be amended or terminated in any respect whatsoever for a period of two years following such Change in Control if the effect of such amendment or termination would result in any reduction or elimination of any benefits the Employee would have been entitled to absent such amendment or termination nor shall any such amendment or termination change or eliminate any of the circumstances pursuant to which the Employee would have become entitled to the benefits provided herein absent such amendment or termination.

		10.0    Employment Status

			This Policy does not constitute a contract of employment or impose on the Company any obligation to retain any individual as an Employee, to change the status of any Employee's employment, or to change the Company's policies regarding termination of employment.










- - -7-


		11.0    Administration

			The Board of Directors of the Company, or a Committee appointed by the Board shall be responsible for implementing, administering and interpreting the provisions of this Policy.

		12.0    Severability

			If any provision of this Policy is held invalid or unenforceable, the remainder of this Policy shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

		13.0    Governing Law

			The interpretation, construction and performance of this Policy shall in all respects be governed by the laws of New York.



























- - -8-